EXHIBIT 99.1

ADTRAN, Inc. Reports 28% Increase in Earnings for the Third Quarter 2017 and Declares Quarterly Cash Dividend

Earnings per share increases 27% versus Q3 2016, and the company reports record Services revenues

HUNTSVILLE, Ala.--(BUSINESS WIRE)—October 17, 2017-- ADTRAN, Inc. (NASDAQ:ADTN) reported results for the third quarter 2017. For the quarter, sales were $185.1 million compared to $168.9 million for the third quarter of 2016. Net income was $15.9 million compared to $12.4 million for the third quarter of 2016. Earnings per share, assuming dilution, were $0.33 compared to $0.26 for the third quarter of 2016. Non-GAAP earnings per share were $0.37 compared to $0.26 for the third quarter of 2016, an increase of 42%. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “We are very pleased with the company’s performance in the third quarter as we continued to see strong sales in our domestic ultra-broadband solutions and services, which have more than doubled from the same period last year. Total company revenues grew by 10% compared to the same period last year as a result of strength in both our Network Solutions segment and a record performance in our services revenues, which again grew at a double-digit pace. We were also pleased to see growth in our Customer Devices category in the quarter. Our customers are increasingly relying on ADTRAN to help them plan, provision and deploy network assets to the best effect, ensuring the network is prepared for the emergence of exciting applications and mission critical services.”

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2017. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on November 1, 2017. The ex-dividend date is October 31, 2017, and the payment date is November 15, 2017.

The Company confirmed that its third quarter conference call will be held Wednesday, October 18, 2017, at 9:30 a.m. Central Time. ADTRAN will webcast this conference. To listen, simply visit the Investor Relations site at www.investors.adtran.com  approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at investor.relations@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2016. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	September 30,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$128,253	$79,895
Short-term investments	31,385	43,188
Accounts receivable, net	101,613	92,346
Other receivables	18,541	15,137
Income tax receivable, net	—	760
Inventory, net	116,230	105,117
Prepaid expenses and other current assets	23,127	16,459
Total Current Assets	419,149	352,902

Property, plant and equipment, net	85,665	84,469
Deferred tax assets, net	37,130	38,036
Goodwill	3,492	3,492
Other assets	13,135	12,234
Long-term investments	136,987	176,102
Total Assets	$695,558	$667,235

Liabilities and Stockholders' Equity
Accounts payable	$73,127	$77,342
Unearned revenue	13,651	16,326
Accrued expenses	15,099	12,434
Accrued wages and benefits	15,345	20,433
Income tax payable, net	7,696	—
Total Current Liabilities	124,918	126,535

Non-current unearned revenue	4,918	6,333
Other non-current liabilities	34,756	28,050
Bonds payable	26,800	26,800
Total Liabilities	191,392	187,718

Stockholders' Equity	504,166	479,517

Total Liabilities and Stockholders' Equity	$695,558	$667,235

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Sales
Products	$145,467	$136,277	$444,607	$398,709
Services	39,645	32,613	95,457	75,086
Total Sales	185,112	168,890	540,064	473,795
Cost of sales
Products	73,528	70,988	229,845	202,905
Services	25,086	22,094	65,374	50,333
Total Cost of Sales	98,614	93,082	295,219	253,238
Gross Profit	86,498	75,808	244,845	220,557
Selling, general and administrative expenses	34,652	33,716	104,102	97,367
Research and development expenses	33,528	31,962	98,945	92,727
Operating Income	18,318	10,130	41,798	30,463
Interest and dividend income	952	910	2,857	2,692
Interest expense	(139)	(143)	(417)	(430)
Net realized investment gain	1,009	1,316	2,869	4,154
Other expense, net	(933)	(246)	(1,686)	(378)
Gain on bargain purchase of a business	—	3,550	—	3,550
Income before provision for income taxes	19,207	15,517	45,421	40,051
Provision for income taxes	(3,309)	(3,102)	(10,471)	(12,394)
Net Income	$15,898	$12,415	$34,950	$27,657

Weighted average shares outstanding – basic	47,870	48,470	48,110	48,839
Weighted average shares outstanding – diluted	48,531	48,678	48,618	49,036

Earnings per common share – basic	$0.33	$0.26	$0.73	$0.57
Earnings per common share – diluted	$0.33	$0.26	$0.72	$0.56

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net Income	$15,898	$12,415	$34,950	$27,657
Other Comprehensive Income, net of tax
Net unrealized gains (losses) on available-for-sale securities	804	258	2,512	(162)
Net unrealized gains (losses) on cash flow hedges	142	—	(196)	—
Defined benefit plan adjustments	73	36	214	103
Foreign currency translation	1,541	575	5,402	1,202
Other Comprehensive Income, net of tax	2,560	869	7,932	1,143
Comprehensive Income, net of tax	$18,458	$13,284	$42,882	$28,800

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income	$34,950	$27,657
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,034	10,260
Amortization of net premium on available-for-sale investments	352	489
Net realized gain on long-term investments	(2,869)	(4,154)
Net (gain) loss on disposal of property, plant and equipment	(10)	21
Gain on bargain purchase of a business	—	(3,550)
Stock-based compensation expense	5,573	4,601
Deferred income taxes	—	(463)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,975)	(29,370)
Other receivables	(2,924)	7,475
Inventory	(9,483)	(683)
Prepaid expenses and other assets	(9,647)	(5,180)
Accounts payable	(4,727)	16,363
Accrued expenses and other liabilities	(2,820)	7,307
Income tax payable/receivable, net	8,571	(2,941)
Net cash provided by operating activities	22,025	27,832

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,304)	(12,684)
Proceeds from disposals of property, plant and equipment	16	—
Proceeds from sales and maturities of available-for-sale investments	137,272	141,103
Purchases of available-for-sale investments	(79,713)	(139,181)
Acquisition of business	—	(943)
Net cash provided by (used in) investing activities	45,271	(11,705)

Cash flows from financing activities:
Proceeds from stock option exercises	6,606	1,076
Purchases of treasury stock	(17,348)	(22,917)
Dividend payments	(13,031)	(13,230)
Net cash used in financing activities	(23,773)	(35,071)

Net increase (decrease) in cash and cash equivalents	43,523	(18,944)
Effect of exchange rate changes	4,835	686
Cash and cash equivalents, beginning of period	79,895	84,550

Cash and cash equivalents, end of period	$128,253	$66,292

Supplemental disclosure of non-cash investing activities:
Purchases of property, plant and equipment included in accounts payable	$272	$1,174

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expense was recorded in the following Consolidated Statements of Income categories for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Restructuring expense included in cost of sales	$—	$1,307	$—	$1,307

Selling, general and administrative expense	93	637	93	637
Research and development expense	122	—	122	—
Restructuring expense included in operating expenses	215	637	215	637

Total restructuring expense	215	1,944	215	1,944
Provision for income taxes	(84)	(603)	(84)	(603)

Total restructuring expense, net of tax	$131	$1,341	$131	$1,341

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc., on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA), and on September 13, 2016, we closed on the acquisition of CommScope’s active fiber business (CommScope). Acquisition related expenses, amortizations and adjustments for the three and nine months ended September 30, 2017 and 2016 for all three transactions are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$158	$158	$474	$504

NSN BBA acquisition
Amortization of acquired intangible assets	95	225	432	680
Amortization of other purchase accounting adjustments	1	114	39	194
Subtotal - NSN BBA acquisition	96	339	471	874

CommScope acquisition
Amortization of acquired intangible assets	219	112	1,513	112
Amortization of other purchase accounting adjustments	4	84	85	84
Acquisition related professional fees, travel and other expenses	—	45	8	45
Subtotal - CommScope acquisition	223	241	1,606	241

Total acquisition related expenses, amortizations and adjustments	477	738	2,551	1,619
Provision for income taxes	(178)	(261)	(957)	(562)
Total acquisition related expenses, amortizations and adjustments, net of tax	$299	$477	$1,594	$1,057

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Cost of goods sold	$5	$169	$86	$189

Selling, general and administrative expenses	50	54	164	61
Research and development expenses	422	515	2,301	1,369
Total acquisition related expenses, amortizations and adjustments included in operating expenses	472	569	2,465	1,430

Total acquisition related expenses, amortizations and adjustments	477	738	2,551	1,619
Provision for income taxes	(178)	(261)	(957)	(562)
Total acquisition related expenses, amortizations and adjustments, net of tax	$299	$477	$1,594	$1,057

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Stock-based compensation expense included in cost of sales	$97	$88	$281	$282

Selling, general and administrative expense	994	765	3,018	2,322
Research and development expense	743	639	2,274	1,997
Stock-based compensation expense included in operating expenses	1,737	1,404	5,292	4,319

Total stock-based compensation expense	1,834	1,492	5,573	4,601
Tax benefit for expense associated with non-qualified options, PSUs, RSUs and restricted stock	(402)	(218)	(1,215)	(643)

Total stock-based compensation expense, net of tax	$1,432	$1,274	$4,358	$3,958

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP earnings per common share - diluted	$0.33	$0.26	$0.72	$0.56

Restructuring expense	—	0.03	—	0.03
Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.03	0.02
Stock-based compensation expense	0.03	0.03	0.09	0.08
Gain on bargain purchase of a business	—	(0.07)	—	(0.07)

Non-GAAP earnings per common share - diluted	$0.37	$0.26	$0.84	$0.62